Exhibit 3.2

BY-LAWS

OF LAZARD, INC.

(Effective January 1, 2024)

Article I

Stockholders

Section 1.1    Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of any other proper business shall be held by a number of stockholders, who constitute a quorum, (a) being assembled together at such date, time and place either within or without the State of Delaware as determined by Lazard, Inc. (the “Corporation”), (b) if so determined by the Board of Directors (the “Board”) of the Corporation, by means of audio, or audio and visual, communication by which all stockholders participating can reasonably be expected to be able to hear each other simultaneously throughout the meeting, or (c) a combination of the forms referred to in clauses (a) and (b) as determined by the Board.

Section 1.2    Special Meetings.

(a)    A special meeting of stockholders (i) may be called at any time by the Board and (ii) shall be called by the secretary of the Corporation (the “Secretary”) upon the receipt by the Secretary in accordance with an Acceptable Delivery Method of a written request (a “Special Meeting Request”) by one or more stockholders (the “Requesting Stockholder”) of record who own as of the date of the Secretary’s receipt of the Special Meeting Request, capital stock representing not less than one-tenth (the “Special Meeting Requisite Percentage”) of the outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before such proposed special meeting; provided that a special meeting of stockholders requested by a Requesting Stockholder (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if such Requesting Stockholder and its Special Meeting Request comply with the applicable provisions of this Article I, the Corporation’s Certificate of Incorporation (as amended or restated from time to time, the “Certificate of Incorporation”) and applicable law. Special meetings of stockholders shall be held by a number of stockholders, who constitute a quorum, (a) being assembled together at such date, time and place either within or without the State of Delaware as determined by the Corporation, (b) if so determined by the Board, by means of audio, or audio and visual, communication by which all stockholders participating can reasonably be expected to be able to hear each other simultaneously throughout the meeting, or (c) a combination of the forms referred to in clauses (a) and (b) as determined by the Board.

(b)    To be in proper form, a Special Meeting Request shall:

(i)    bear the signature and the date of signature of the Requesting Stockholder and set forth the name and address of such Requesting Stockholder as they appear in the Corporation’s books;

(ii)    set forth a brief description of the business desired to be brought by such Requesting Stockholder at such Stockholder Requested Special Meeting and the reasons for conducting such business at such Stockholder Requested Special Meeting;

(iii)    include the information required to be included in a stockholder’s notice pursuant to Section 1.12 (including the Representation and Agreement);

(iv)    include documentary evidence that such Requesting Stockholder own of record in the aggregate not less than the Special Meeting Requisite Percentage as of the date of such Special Meeting Request; and

(v)    include an agreement and acknowledgement signed by each Requesting Stockholder (A) to own the Special Meeting Requisite Percentage at all times between the date of the Secretary’s receipt of the Special Meeting Request, on the one hand, and the date of the Stockholder Requested Special Meeting, on the other hand, (B) to notify the Corporation immediately in the case of any reduction in the shares of capital stock of the Corporation owned by such Requesting Stockholder prior to the date of the Stockholder Requested Special Meeting, and (C) that the Special Meeting Request shall be deemed to be revoked (and any special meeting scheduled in response thereto may be canceled) if the capital stock of the Corporation owned by such Requesting Stockholder does not represent ownership of at least the Special Meeting Requisite Percentage at all times between the date of the Secretary’s receipt of the Special Meeting Request and the date of the Stockholder Requested Special Meeting.

(c)    Each applicable person (including the Requesting Stockholder) shall update the Special Meeting Request delivered and information previously provided to the Corporation pursuant to this Section 1.2 and under any Representation and Agreement, if necessary, so that the information provided or required to be provided in such Special Meeting Request shall continue to be true and correct (i) as of the record date for determining the stockholders entitled to notice of the Stockholder Requested Special Meeting and (ii) as of the date that is ten business days prior to the Stockholder Requested Special Meeting (or any adjournment or postponement thereof), and such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five business days after the record date for such Stockholder Requested Special Meeting (in the case of an update required to be made as of the record date) and not later than eight business days prior to the date of such Stockholder Requested Special Meeting (in the case of an update required to be made as of the date that is ten business days prior to such Stockholder Requested Special Meeting or any adjournment or postponement thereof).

(d)    The obligation of a Requesting Stockholder or other applicable person to provide information or an update pursuant to this Section 1.2 and under any Representation and Agreement, as applicable, shall not limit the Corporation’s rights with respect to any deficiencies in any Special Meeting Request or information provided by such person or enable or be deemed to permit such person to amend or update any proposal or to submit any new proposal, including by substituting or adding proposals.

(e)    Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time by revocation received by the Secretary in accordance with an Acceptable Delivery Method. If, following such revocation (including any revocation resulting from a reduction in the shares of capital stock of the Corporation owned by a Requesting Stockholder), there are outstanding unrevoked Special Meeting Requests from stockholders holding in the aggregate less than the Special Meeting Requisite Percentage, the Board may, in its discretion, cancel the Stockholder Requested Special Meeting. The first date on which Special Meeting Request(s) that (x) constitute not less than the Special Meeting Requisite Percentage and (y) satisfy the applicable requirements of this Article I, the Certificate of Incorporation and applicable law (or, in the case of any litigation related to the validity of the Special Meeting Request, is found to be valid upon final, non-appealable resolution of such litigation) shall have been received by the Secretary is referred to herein as the “Special Meeting Request Receipt Date”.

(f)    In determining whether a Stockholder Requested Special Meeting has been requested by the record holders of shares representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests received by the Secretary will be considered together only if each such Special Meeting Request (i) identifies identical or substantially similar items to be acted on at the Stockholder Requested Special Meeting as determined in good faith by the Board and (ii) has been dated and received by the Secretary within 60 days of the earliest date of such Special Meeting Requests.

(g)    Notwithstanding the foregoing, the Corporation shall not be required to convene a Stockholder Requested Special Meeting if:

(i)    the Requesting Stockholder has not complied with the requirements for calling a special meeting set forth in this Article I, the Certificate of Incorporation or applicable law;

(ii)    the Special Meeting Request relates to an item of business that is not a proper subject for action by a stockholder under applicable law, rule or regulation;

(iii)    the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, in each case, as may be amended from time to time, the “Exchange Act”) or other applicable law;

(iv)    the Special Meeting Request Receipt Date is during the period commencing 90 days prior to the first anniversary of the date of the preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders;

(v)    the Special Meeting Request relates to an item that is determined by the Board to be identical or substantially similar to an item that was presented at any meeting of stockholders held within 12 months prior to the Special Meeting Request Receipt Date (a “Similar Item”);

(vi)    a Similar Item is included in the Corporation’s notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held; or

(vii)    two or more Stockholder Requested Special Meetings have been held within the twelve-month period prior to the Special Meeting Request Receipt Date.

(h)    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting, which, in the case of a Stockholder Requested Special Meeting shall be limited to (i) the matter(s) stated in any valid Special Meeting Request received from a Requesting Stockholder and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the Stockholder Requested Special Meeting. Notwithstanding anything to the contrary contained herein, stockholders may not nominate persons for election to the Board at any special meeting of stockholders.

Section 1.3    Notice of Meetings. Subject to Section 1.4, whenever stockholders are required or permitted to take any action at a meeting of stockholders, a notice of the meeting shall be given which shall state the date and time of the meeting, place of the meeting or the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting of stockholders, if such date is different from the record date for determining stockholders entitled to notice of the meeting of stockholders, and the purpose or purposes for which the meeting of stockholders is called. Unless otherwise provided by applicable law, the notice of any meeting of stockholders shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting of stockholders: (i) in the case of an annual meeting of stockholders, not less than 30 nor more than 60 days before the date of the meeting of stockholders; and (ii) in the case of a special meeting of stockholders, not less than ten nor more than 60 days before the date of the meeting of stockholders. Unless otherwise required by applicable law, the Certificate of Incorporation or these By-laws, notice may be given in writing directed to the stockholder’s mailing address or by electronic transmission to the stockholder’s email address as it appears on the Corporation’s records or by such other form of electronic transmission consented to by the stockholder in accordance with law, and shall be deemed given: (a) if mailed, when deposited in the U.S. mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the Delaware General Corporation Law (the “DGCL”). A stockholder otherwise entitled to notice may waive such notice in accordance with Section 6.3.

Section 1.4    Adjournments and Postponements.

(a)    The chairperson of the Board (the “Chairperson”) or the presiding person of a meeting of stockholders at which quorum is present may, with the consent of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy at such meeting (and shall, if so directed), adjourn such meeting of stockholders from time to time to reconvene at the same or some other place and/or by means of remote communication, and notice need not be given of any such adjourned meeting of stockholders if the time and place and/or means of remote communication for the meeting are announced at the meeting of stockholders at which the adjournment is taken or are provided in any other manner permitted by applicable law; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting of stockholders, then a notice of the adjourned meeting shall be given to each stockholder of record as of the new record date for determining the stockholders entitled to notice of the adjourned meeting of stockholders under Section 1.3. Subject to, and in addition to any other power of adjournment conferred by, applicable law or the Certificate of Incorporation, the Chairperson or the presiding person of a meeting of stockholders may at any time without the consent of the stockholders at such meeting adjourn such meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or indefinitely) if, in such Chairperson’s or presiding person’s opinion, it would facilitate the conduct of the business of such meeting to do so or if such Chairperson or presiding person is so directed (prior to or at such meeting) by the Board. No business may be transacted at an adjourned meeting of stockholders other than the business left unfinished at the original meeting of stockholders.

(b)    In no event shall any adjournment or postponement of a stockholder meeting (whether or not already publicly noticed) or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to Section 1.12.

Section 1.5    Quorum. At each meeting of stockholders, except where otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, two or more stockholders having, collectively, a majority of the outstanding shares of capital stock of the Corporation having the right to attend and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. No business may be transacted at any meeting of stockholders or adjournment thereof if a quorum is not present. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, two or more holders of, collectively, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter; provided that two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class on that matter at the meeting. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders or their proxies. If a quorum of the holders of any class of capital stock entitled to vote on a matter is not present within 30 minutes after the time appointed for the commencement of a meeting of stockholders (or such longer time as the Chairperson or presiding person of the meeting of stockholders determines to wait), (a) in the case of a Stockholder Requested Special Meeting, the meeting shall be dissolved, and (b) in the case of any other meeting of stockholders, the meeting shall be adjourned to the same day in the following week at the same time and place, or to such other date, time and place as the Board may, on its own motion and without the approval of the stockholders who are present in person or represented by proxy and entitled to vote, appoint.

Section 1.6    Conduct of Meetings; Organization.

(a)    The Board may adopt by resolution such rules and regulations for the conduct of each meeting of stockholders as it shall deem appropriate. If the Board determines that any requirement in these By-laws, the

Certificate of Incorporation or any other applicable legal requirement has not been satisfied (including compliance with any Questionnaire or Representation and Agreement required under these By-laws) as to any nomination or other business proposed to be brought before a meeting of stockholders, then the Board may elect to (i) waive such deficiency with respect to such proposed nomination or other business, (ii) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (iii) decline to allow the proposed nomination or other business to be transacted at the meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).

(b)    Meetings of stockholders shall be presided over by the Chairperson, or if there is no such Chairperson, or if at any meeting the Chairperson is not present or is unwilling to act as the presiding person of such meeting, then the lead independent director (such person that may be designated as the lead independent director by the Board from time to time, the “lead independent director”), if any, shall act as the presiding person of such meeting. If there is no such Chairperson or lead independent director, or if at any meeting the Chairperson or lead independent director is not present or is unwilling to act as presiding person of such meeting, then the directors present shall appoint one of those directors who is willing to act as the presiding person of the meeting or, if only one director is present, he or she shall, if willing, act as the presiding person of such meeting. If none of the directors present is willing to act as the presiding person of such meeting, the director or directors present may appoint any officer who is present and willing to act as the presiding person of such meeting. In default of any such appointment, the stockholders present and entitled to vote at such meeting shall elect any officer who is present and willing to act as the presiding person of such meeting or, if no officer is present or if none of the officers present is willing to act as the presiding person of such meeting, one of their number to be the presiding person of such meeting.

(c)    The order of business at each such meeting shall be as determined by the presiding person of the meeting. Except to the extent inconsistent with any rules and regulations adopted by the Board with respect to the applicable meeting, the presiding person of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgement of such person, are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) establishing procedures for the maintenance of order and safety, (ii) establishing limitations on the time allotted for questions or comments, (iii) establishing restrictions on entry to such meeting after the time prescribed for the commencement thereof, (iv) establishing limitations on attendance and participation at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the presiding person of the meeting may determine, (v) establishing the opening and closing of the voting polls, for each item on which a vote is to be taken, (vi) determining and declaring that a matter, business or nomination was not properly brought before the meeting, (vii) removing any stockholder or any other individual who refuses to comply with meeting rules, regulations and procedures as set forth by the Board or the presiding person of the meeting, (viii) concluding the meeting or adjourning the meeting, whether or not a quorum is present, to a later date or time and to the same or some other place or by means of remote communication and (ix) restricting the use of audio/video recording devices and cell phones at the meeting.

(d)    Except as otherwise required by applicable law, the Certificate of Incorporation or these By-laws, the Board, the Chairperson or the person presiding at the applicable meeting of stockholders (regardless of whether the Board has previously made a determination with respect to a particular proposed nomination or other business pursuant to clause (a) of this Section 1.6) shall have the power to (i) determine whether any proposed nomination or other business to be brought before the meeting was properly brought in accordance with the requirements set forth in these By-laws (including in compliance with any Representation and Agreement required under these By-laws), the Certificate of Incorporation, or in compliance with any other applicable legal requirement, including Rule 14a-19 under the Exchange Act, and (ii) if any proposed nomination or other business was not properly brought, to declare that such proposed nomination or other business is defective. If the Board, the Chairperson or the person presiding at the applicable meeting of stockholders should so determine and declare, the defective nomination or other business shall be disregarded, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).

(e)    Notwithstanding anything herein to the contrary, unless otherwise required by applicable law, if (i) all Requesting Stockholder(s), in the case of a Stockholder Requested Special Meeting, or (ii) any Proposing Stockholder fails to appear or send a Qualified Representative to present the matters such stockholder requested to be presented at the applicable meeting of stockholders, the Corporation need not present such matters for a vote at such meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).

Section 1.7    Inspectors. Prior to any meeting of stockholders, the Board by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the Chairperson or person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector (as set forth in the following sentence) with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be fixed by the Chairperson or presiding person of the meeting and announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall conduct the examination in accordance with, and consider such information as is permitted by, applicable law.

Section 1.8    Voting; Proxies.

(a)    Unless otherwise required by applicable law or provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner authorized by Section 212 of the DGCL, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date before the vote pursuant to that proxy.

(c)    Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any proposal of business or nomination must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

(d)    Directors shall be elected by a plurality of the votes cast at a meeting of stockholders at which a quorum is present by holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(e)    In all other matters, unless a different vote is required by applicable law, the Certificate of Incorporation, these By-laws or the rules or regulations of any stock exchange upon which any Corporation Securities are traded (in which case such different vote shall be the applicable vote on the matter), the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws.

Section 1.9    Fixing Date for Determination of Stockholders of Record.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be (i) in the case of an annual meeting of stockholders, not less than 30 nor more than 60 days before the date of the meeting of stockholders; and (ii) in the case of a special meeting of stockholders, not less than ten nor more than 60 days before the date of the meeting of stockholders. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

Section 1.10    List of Stockholders Entitled to Vote. The Secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal executive offices of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders.

Section 1.11     Consent of Stockholders in Lieu of Meeting.

(a)    Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a consent or consents in writing by the stockholders in accordance with, and subject to the limitations set forth in, the Certificate of Incorporation. Such consent or consents must be received by the Corporation in accordance with an Acceptable Delivery Method.

(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board. If no Consent Record Date has been fixed by the Board, the Consent Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is received by the Corporation in accordance with an Acceptable Delivery Method. If no Consent Record Date has been fixed by the Board and prior action by the Board is required by applicable law, the Consent Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 1.12    Notice of Stockholder Proposals and Nominations of Directors.

(a)    Nominations of persons for election to the Board or the proposal of other business to be brought to the stockholders at a meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or (iii) subject to Section 1.2(h), by any Proposing Stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.12 and at the time of the applicable meeting, who shall be entitled to vote at the meeting. Section 1.12(a)(iii) sets forth the exclusive means for a stockholder to nominate persons for election to the Board at a meeting of stockholders or to propose other business to be considered at any meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act).

(b)    Any matter proposed to be brought by a stockholder must constitute a proper matter for stockholder action. For nominations or other business to be properly brought by a Proposing Stockholder before a meeting of stockholders pursuant to clause (iii) of Section 1.12(a), the Proposing Stockholder must timely deliver notice of such matters in proper written form to the Secretary and otherwise comply with the requirements under these By-laws (including this Section 1.12 and Section 1.2, as applicable). Prior to submitting a stockholder’s notice with respect to any nomination that a Proposing Stockholder proposes to be brought before a meeting of stockholders, the Proposing Stockholder shall request in writing from the Secretary the forms of the Questionnaire and the Representation and Agreement, and the Secretary shall provide such forms to the Proposing Stockholder within ten days after receiving such request.

(c)    For nominations or other business to be brought before a stockholder meeting by a Proposing Stockholder in a timely manner pursuant to clause (iii) of Section 1.12(a), a Proposing Stockholder’s notice must be received in a proper form and in accordance with an Acceptable Delivery Method (i) in the case of the annual meeting, not earlier than the 120th day, and not later than the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment) by more than 60 days later than such anniversary date, such stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) in the case of any special meeting, not later than the seventh day following the day on which notice of such special meeting was given or the date that such special meeting is publicly announced, whichever occurs first.

(d)    To be in proper written form, a stockholder’s notice to the Secretary pursuant to clause (iii) of Section 1.12(a) shall set forth in writing:

(i)    all Stockholder Information;

(ii)    with respect to any nomination of persons for election to the Board to be brought before a stockholder meeting, all Nominee Information;

(iii)    with respect to any business to be brought before a stockholder meeting other than nominations, all Proposal Information; and

(iv)    such other information regarding each matter of business to be proposed, each proposed nominee, each Proposing Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business or nomination, or is otherwise required pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(e)    Each applicable person (including the Proposing Stockholder and proposed nominee) shall update the notice delivered and information previously provided to the Corporation pursuant to this Section 1.12 and under any Questionnaire or Representation and Agreement, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for determining the stockholders entitled to notice of the meeting and (ii) as of the date that is ten business days prior to the meeting (or any adjournment or postponement thereof), and such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight business days prior to the date of such meeting (in the case of an update required to be made as of the date that is ten business days prior to such meeting or any adjournment or postponement thereof).

(f)    The obligation of a Proposing Stockholder, proposed nominee or other applicable person to provide information or an update pursuant to this Section 1.12 and under any Questionnaire or Representation and Agreement, as applicable, shall not limit the Corporation’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Section 1.12 or enable or be deemed to permit such person to amend or update any nomination or proposal, as applicable, or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable. A Proposing Stockholder may not, after the last day on which a notice would be timely under this Section 1.12, cure in any way any defect preventing the submission of a proposal or nomination of a proposed nominee.

(g)    The Corporation may also, as a condition of any nomination being deemed properly brought by a stockholder before a meeting of stockholders pursuant to clause (iii) of Section 1.12(a), require the Proposing Stockholder, any proposed nominee and any other person on whose behalf the nomination is being made to furnish such other information (1) such person has agreed to furnish under the applicable stockholder’s notice, Questionnaire or Representation and Agreement delivered to the Corporation (including under any such person’s agreement to update information pursuant to any Representation and Agreement), and (2) that could (as determined by the Board or any committee thereof) be required by the Corporation to determine whether the proposed nominee would be (x) considered “independent” as a member of the Board under the Independence Standards or meet the requirements for membership on the Board or any committee thereof, or (y) material to a reasonable stockholder’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed nominee.

(h)    Notwithstanding anything to the contrary in these By-laws, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of such nomination (which proxies and votes shall also be disregarded). If a stockholder provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such stockholder must provide in writing to the Secretary, no later than seven business days prior to the applicable meeting of stockholders, a written certification (and upon request by the Corporation, reasonable evidence) that it has met the applicable requirements of Rule 14a-19 under the Exchange Act.

(i)    With respect to nominations or other business to be brought by a stockholder before a meeting of stockholders, a stockholder must also comply with all applicable requirements the Certificate of Incorporation and all other applicable laws, rules and regulations, including under the Exchange Act.

(j)    Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business (other than the nominations of persons for election to the Board) by a stockholder pursuant to this Section 1.12 shall be deemed satisfied if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act.

Article II

Board of Directors

Section 2.1    Powers; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law or in the Certificate of Incorporation or these By-laws. Unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws, the Board may delegate any of its powers, authority or duties (including any discretionary authority granted to the Board under these By-laws) to a committee of the Board or to any officer or agent of the Corporation and upon such terms as it deems appropriate. No alteration of these By-laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made.

Section 2.2    Number of Directors. The Board shall consist of one or more members, each of whom shall be a natural person, the number thereof to be determined from time to time by the Board. For the avoidance of doubt, no decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

Section 2.3    Insufficient Number of Directors. So long as at least two directors remain in office, the continuing directors may act notwithstanding any vacancy in the Board, but, if less than two directors remain in office, the sole continuing director may act only for the purposes of calling a meeting of stockholders for such purposes such director thinks fit and of nominating a person or persons for appointment to the Board.

Section 2.4    Election and Term of Office. The directors shall be classified, with respect to the time for which each director holds office, into three classes, as equal in number as possible, the term of office of those of the first class to expire at the first annual meeting of stockholders held after such classification becomes effective, of the second class 1 year thereafter, of the third class 2 years thereafter, with each class to hold office until its successors are duly appointed. At each annual meeting of stockholders, directors appointed to succeed those directors whose terms then expire shall be appointed for a term of office to expire at the third succeeding annual meeting of stockholders after their appointment, with each director to hold office until such person’s successor shall have been duly appointed. A director upon being appointed (but not upon being re-appointed) must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Secretary within 30 days of their appointment.

Section 2.5    Resignation. Any director may resign at any time by giving notice in writing to the Board or the Secretary. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, in which case the resignation shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 2.6    Removal. Any director or the entire Board may be removed, with cause, at a special meeting of stockholders convened and held in accordance with these By-laws by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors; provided that notice of any such meeting convened for the purpose of removing any director(s) shall contain a statement to that effect and be given to such director(s) not less than 14 days before the meeting, and at such meeting such director(s) shall be entitled to be heard on the motion for his or her removal.

Section 2.7    Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, whether because of death, resignation, disqualification or any other reason, may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a newly created directorship or a vacancy shall hold office for a term of office equal to the remainder of the full term of the class of directors for which such director shall have been chosen, and until his or her successor has been elected and qualified or until his or her earlier death, resignation, disqualification or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors pursuant to the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

Section 2.8    Regular Meetings. Regular meetings of the Board may be held (with notice given in accordance with Section 2.10) at such date, time and place (a) either within or without the State of Delaware, and/or (b) by means of remote communication.

Section 2.9    Special Meetings. Special meetings of the Board may be called (with notice given in accordance with Section 2.10) by a director, or by the Secretary at the request of (i) the Chairperson or (ii) a majority of the directors then in office, and shall be held at such place (a) either within or without the State of Delaware, and/or (b) by means of remote communication, on such date, and at such time as the Chairperson or the director(s) calling the meeting shall fix.

Section 2.10    Notice and Place of Meetings. Meetings of the Board may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting, or by means of remote communication. Notice of any special meeting, and except as the Board may otherwise determine by resolution, notice of any regular meeting, will be given in any of the following forms (and will be deemed to be duly given to a director as of the time set forth as follows): (a) in the case of oral communication, at the time of notification, (b) in the case of personal delivery, at the time of handing the notice to the director or delivery of the notice to the address of the director, (c) in the case of mailing, three business days after it is deposited in the U.S. mail, postage prepaid, (d) in the case of facsimile transmission, when the Corporation receives a transmission report by the sending machine which indicates that the facsimile was sent in its entirety to the facsimile telephone number given by the director, or (e) in the case of electronic means, at the time of transmission. A director may waive notice of any meeting either prospectively or retroactively or at the meeting in question. An irregularity in the giving of notice of meeting is waived if each of the directors either attends the meeting without protest as to the irregularity or agrees (whether before, during or after the meeting) to the waiver. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board at which a quorum is present, whether or not the business or proposed action is stated in the notice of that meeting, unless special notice of such business or proposed action is required by statute.

Section 2.11    Participation in Meetings by Electronic Means Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone, electronic or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.11 shall constitute presence in person at such meeting.

Section 2.12    Quorum; Vote Required for Action. Subject to Section 2.3 and Section 2.14, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business. Directors are not entitled to appoint alternate directors, and no business may be transacted at a meeting of the Board if a quorum is not present. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may, by majority vote, adjourn the meeting from time to time until a quorum shall be present. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless applicable law, the Certificate of Incorporation or these By-laws shall require a vote of a greater number.

Section 2.13    Organization. Meetings of the Board shall be presided over by the Chairperson, other than executive sessions of the non-management members of the Board. If there is no such Chairperson, if the meeting is an executive session of the non-management members of the Board or if at any meeting the Chairperson is not present or is unwilling to act as presiding person of such meeting, then the lead independent director, if any, shall act as the presiding person of such meeting. If there is no such Chairperson or lead independent director, or if at any meeting the Chairperson or lead independent director is not present or is unwilling to act as the presiding person of such meeting, then the directors present may choose one of their number to be the presiding person of such meeting. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, the presiding person of the meeting may appoint any person to act as secretary of the meeting.

Section 2.14    Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such a resolution may be contained in one document or in several documents (including facsimile or other similar means of communication) in like form each signed or approved by one or more of the directors.

Section 2.15    Compensation and Expenses of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors and each director (other than a director who is also an employee of a Group Company) shall be entitled to receive such fees for services as a director, if any, as the Board from time to time may determine. Directors who are also employees of a Group Company will not be paid any such fees by the Corporation in addition to their remuneration as an employee. Directors are entitled to be paid for traveling, accommodation and other expenses properly incurred by them in attending meetings of the Board, or any committee of the Board, or meetings of stockholders, or in connection with the business of the Corporation.

Article III

Committees

Section 3.1    Committees. The Board may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board or in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, or (b) adopting, amending or repealing these By-laws.

Section 3.2    Executive Committee; Audit Committee; Compensation Committee; Nominating and Governance Committee. Without limiting the foregoing, the Board (a) may designate an Executive Committee (which shall consist of two or more directors) to exercise, subject to applicable law, all of the powers of the Board between meetings of the Board and (ii) shall designate an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, with each such committee to consist solely of directors and to have such powers, authorities and discretions as the Board shall delegate to them.

Section 3.3    Committee Rules. Unless the Board or these By-laws otherwise provide, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in these By-laws or the rules of such committee to the contrary, (a) a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business, (b) the vote of a majority of the members present at a meeting at which a quorum is present at the time of such vote or the unanimous written consent of all members thereof shall be the act of such committee and (c) in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II.

Article IV

Officers

Section 4.1    Chairperson and Deputy Chairperson. The Corporation shall have a Chairperson and a deputy chairperson, as the Board may from time to time determine, who shall be directors and shall be elected by the Board, provided that the role of deputy chairperson shall not constitute an executive office of the Corporation. A person appointed to any such office shall vacate that office if that person ceases to be a director.

Section 4.2    Officers; Election. From time to time, the Board shall elect a Secretary. The Board may also elect, as the Board may from time to time determine, a president, Chief Executive Officer, one or more vice presidents (“Vice Presidents”), one or more assistant secretaries (“Assistant Secretaries”), a treasurer (“Treasurer”) or one or more assistant treasurers (“Assistant Treasurers”) or such other officers of the Corporation as the Board may deem desirable and may give any of them such further designations or alternate titles as it considers desirable. Any person appointed to office pursuant to this Section 4.2 may but need not be a director of the Corporation and any number of offices of the Corporation may be held by the same person unless the Certificate of Incorporation or these By-laws provide otherwise.

Section 4.3    Term of Office; Resignation; Removal; Vacancies. Any person elected or appointed pursuant to this Article IV shall hold office for such period and on such terms as the Board may determine, and the Board may revoke or vary any such appointment at any time for any reason, with or without cause. Any such revocation or variation shall be without prejudice to any claim for damages that such officer may have against the Corporation or the Corporation may have against such officer for any breach of any contract of service between such officer and the Corporation which may be involved in such revocation or variation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.

Section 4.4    Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By-laws or in a resolution of the Board which is not inconsistent with these By-laws and, to the extent not so stated, as may be determined from time to time by the Board, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose. Unless otherwise required by applicable law, all contracts or other agreements, understandings, arrangements or instruments of the Corporation shall be executed on behalf of the Corporation by the Chief Executive Officer or any Vice President, such other employee of the Corporation authorized in writing by the Chief Executive Officer or any Vice President, with such limitations or restrictions as may be authorized by the Board. In case any officer is absent, or for any other reason that the Board may deem necessary or desirable, the Chief Executive Officer or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director. The Board may require any employee of the Corporation (including, without limitation, any officer of the Corporation) or any agent of the Corporation to give security for the faithful performance of his or her duties.

Article V

Stock

Section 5.1    Stock Certificates and Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairperson, the Chief Executive Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer shall be an authorized officer for such purpose), representing the number of shares of capital stock of the Corporation registered in certificate form owned by such holder. The signatures of the officers upon a certificate may be by electronic signature as permitted under the DGCL. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may not issue stock certificates in bearer form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.2    Transfers of Shares. Shares represented by certificates of the Corporation shall be transferable on the record of stockholders upon presentation to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require. If the Corporation refuses to register a transfer of any shares in accordance with this Section 5.2, it shall, within three months after the date on which the subject certificates were presented to the Corporation or a transfer agent, send to the would-be transferor and transferee notice of such refusal.

Section 5.3    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation shall issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and may issue a new certificate of stock to replace any certificate that is worn out or defaced, upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate or receipt by the Corporation of satisfactory proof of the allegedly worn out or defaced certificate, as applicable, and the Corporation may require the owner of such lost, stolen or destroyed or worn out or defaced certificate, or such owner’s legal representative, to pay reasonable expenses of the Corporation and/or give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction or wearing out or defacement of any such certificate or the issuance of such new certificate or uncertificated shares.

Article VI

Miscellaneous

Section 6.1    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 6.2    Seal. The Board may adopt a corporate seal; alter such seal at pleasure, and authorize it to be used by causing it or a reproduction of such seal to be affixed or impressed or reproduced in any other manner.

Section 6.3    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by applicable law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

Section 6.4    Indemnification of Directors and Officers.

(a)    Except as provided in this Section 6.4, the Corporation shall indemnify and hold harmless to the fullest extent permitted by law any person made or threatened to be made a party or otherwise involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (a “Proceeding”) by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation at any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as a director, officer, employee or agent thereof (each, an “Indemnitee”) against all Expenses, judgments, fines, penalties, amounts paid in settlement, liabilities and other losses, in each case, that such Indemnitee shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of his or her duty, or supposed duty, or in his or her office, and no such Indemnitee shall be answerable for the acts, receipts, neglects or defaults of another director or officer of the Corporation or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Corporation shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Corporation shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in or arising out of the actual or purported execution or discharge of his or her office or trust, or in relation thereto, to the fullest extent permitted by law and this indemnity shall continue in force, despite any subsequent revocation or amendment to this Section 6.4, in relation to any matter occurring, or any Proceeding that accrues or arises prior to the date of such revocation or amendment.

(b)    The right to indemnification conferred by this Section 6.4 shall be a contract right and, in the case of directors and officers of the Corporation (in their capacity as such), shall and, in other cases, may, if approved by the Chief Executive Officer, General Counsel or the Board, include the right to be paid by the Corporation Expenses incurred in defending any Proceeding in advance of its final disposition. An advancement of expenses incurred by a party entitled to indemnification shall be conditioned upon receipt by the Corporation of (i) a written request therefor and (ii) a written undertaking of such Indemnitee to repay such Expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation or, where indemnification is granted, to the extent the Expenses so advanced or reimbursed exceed the amount to which such Indemnitee is entitled. To the extent that any person is entitled to claim an indemnity pursuant to this Section 6.4 in respect of an amount paid or discharged by such person, the relevant indemnity shall take effect as an obligation of the Corporation to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

(c)    No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful. Unless ordered by a court of competent jurisdiction, such determinations shall be made by (i) a majority vote of the directors who are not parties to the Proceeding for which indemnification is sought, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by a majority vote of the stockholders. If it is so determined that an Indemnitee is entitled to indemnification, payment to such Indemnitee shall be made promptly after such determination. An Indemnitee shall submit to the Corporation such documentation and information as is reasonably available to such Indemnitee and is reasonably necessary to determine whether and to what extent such Indemnitee is entitled to indemnification pursuant to this Section 6.4. Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or any claim, issue or matter therein, such Indemnitee shall be indemnified against Expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith, without the necessity of authorization in the specific case.

(d)    If a claim for indemnification or advancement of Expenses under this Section 6.4 is not paid in full within 90 days after receipt by the Corporation of the written request therefor (and, if later, delivery of an undertaking in accordance with Section 6.4(b)), an Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. The Corporation shall indemnify such Indemnitee against any and all Expenses that are incurred by such Indemnitee in connection with any action for indemnification or advancement of Expenses from the Corporation under this Section 6.4(d), to the extent such Indemnitee is successful in such action, and to the extent not prohibited by applicable law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of Expenses.

(e)    An Indemnitee shall promptly notify the Corporation in writing upon the sooner of (i) becoming aware of a Proceeding where indemnification or the advance payment or reimbursement of Expenses may be sought or (ii) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or the advance payment or reimbursement of Expenses covered hereunder. No claim for indemnification or the advance payment or reimbursement of Expenses shall be made by an Indemnitee or paid by the Corporation unless such Indemnitee gives notice to the Corporation in writing of such claim for indemnification within 1 year after such Indemnitee received notice of the claim, action, suit or proceeding.

(f)    As a condition to indemnification or the advance payment or reimbursement of Expenses, any demand for payment by an Indemnitee hereunder shall be in writing and shall provide reasonable accounting for the Expenses to be paid by the Corporation.

(g)    All rights conferred to an Indemnitee in this Section 6.4, as to indemnification, advancement of Expenses and otherwise, shall not be exclusive of any other rights to which such Indemnitee seeking indemnification or advancement of Expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or the Board or otherwise. No amendment of the Certificate of Incorporation or these By-laws shall impair or otherwise adversely affect any rights of indemnification, advancement of Expenses or other rights of any Indemnitee conferred to such Indemnitee in the Certificate of Incorporation or these By-laws arising at any time with respect to events or omissions occurring prior to such amendment.

(h)    The Board shall have the power to purchase insurance to protect itself, the Corporation and any current or former director, officer or employee of the Corporation, or of any Group Company or in which the Corporation or Group Company has any direct or indirect interest, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other company.

(i)    For the purposes of this Section 6.4, (i) the term “Corporation” shall include Lazard Ltd as incorporated under Bermuda law prior to the continuance of its existence as Lazard, Inc. under Delaware law, any predecessor of the Corporation, and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; (ii) “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation; (iii) the term “Expenses” shall include all fees, costs and expenses, including without limitation, attorney’s fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes or penalties assessed on an Indemnitee with respect to an employee benefit plan, Federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Section 6.4, penalties and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an actual or threatened Proceeding; (iv) the term “director” shall include, without limitation, a former director of the Corporation, a member of a committee of the Board, and any person acting as a director or member of a committee in the reasonable belief that such person has been so appointed or elected, notwithstanding any defect in such appointment or election, and where the context so admits, references to a director include the estate and personal representatives of a deceased director or any such other person and (v) the term “officer” shall include a former officer of the Corporation and any person acting as an officer in the reasonable belief that such person has been so appointed or elected, notwithstanding any defect in such appointment or election, and where the context so admits, references to an officer include the estate and personal representatives of a deceased officer or any such other person.

(j)    In case any provision in this Section 6.4 shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of Expenses to its current and former directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

Section 6.5    Interested Directors; Quorum. No contract or other agreement, understanding, arrangement, instrument or transaction between the Corporation and one or more of its directors or officers, or between the

Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or other agreement, understandings arrangement, instrument or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if:

(a)    the material facts as to the director’s or officer’s relationship or interest and as to the contract or other agreement, understanding, arrangement or instrument, transaction are disclosed or are known to the Board or the committee thereof, and the Board or committee thereof in good faith authorizes the contract or other agreement, understanding, arrangement, instrument or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)    the material facts as to the director’s or officer’s relationship or interest and as to the contract or other agreement, understanding, arrangement, instrument or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or other agreement, understanding, arrangement, instrument or transaction is specifically approved in good faith by vote of the stockholders; or

(c)    the contract or other agreement, understanding, arrangement, instrument or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or other agreement, understanding, arrangement, instrument or transaction.

Section 6.6    Amendment of By-laws.

(a)    By the Stockholders. Subject to applicable law and the Certificate of Incorporation, these By-laws may be altered, amended or repealed, or new By-laws enacted, (i) at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), (ii) at any annual meeting or (iii) by written consent of the stockholders, in the case of clauses (i) and (ii), by the affirmative vote of a majority of the voting power of all the then outstanding capital stock of the Corporation, voting together as a single class, and in the case of clause (iii), pursuant to Section 1.11; provided that a revocation, alteration or amendment of Section 1.2, Section 1.12, Article II, Article III, Section 6.4 or this Section 6.6 will not be effective unless approved at any meeting of stockholders by the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class.

(b)    By the Board. Subject to applicable law and the Certificate of Incorporation, these By-laws may be altered, amended or repealed, or new By-laws enacted, by the Board at any meeting or by written consent of the Board.

Section 6.7    Electronic Signatures. Unless otherwise required by law, whenever the Certificate of Incorporation or these By-laws require or permit a signature, such signature may be a manual, facsimile, conformed or electronic signature.

Article VII

Emergency By-law.

Section 7.1    Notwithstanding anything to the contrary in the Certificate of Incorporation or these By-laws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL (or any successor section), including, but not limited to, an epidemic or pandemic, or a declaration of a national emergency by the United States government, or other similar emergency condition (each, an “emergency”), this Article VII shall apply.

(a)    Any director or executive officer of the Corporation may call a meeting of the Board by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(b)    One-third of the directors shall constitute a quorum, which may in all cases act by majority vote. If during an emergency the directors present at a meeting are fewer than the number required for a quorum as described in this clause (b), the officers of the Corporation or other persons present who have been designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time (to be not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.

(c)    Directors may take action to appoint one or more of the directors to membership on any standing or temporary committees of the Board as they deem advisable.

(d)    During an emergency, the Board may:

(i)    take any action that it determines to be practical and necessary to address the circumstances of such emergency condition with respect to a meeting of the stockholders of the Corporation notwithstanding anything to the contrary in the DGCL, the Certificate of Incorporation or these By-laws, including, but not limited to, (1) postponing any such stockholder meeting to a later time or date, or making a change to the place of the meeting (including a change to hold the meeting solely by means of remote communication), and (2) notifying stockholders of any such postponement or change of place of such meeting solely by a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act; and

(ii)    for any dividend that has been declared but which record date has not occurred, change the record date or payment date or both to a later date or dates; provided that the payment date as so changed may not be more than 60 days after the record date as so changed. Notice of the change must be given to stockholders as promptly as practicable and may be given solely by a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(e)    To the extent that it considers it practical to do so, the Board shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and By-laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Article VII is intended to and does hereby empower the Board with the maximum authority possible under the DGCL, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.

(f)    No director, officer or employee acting in accordance with this Article VII or any successor section) shall be liable except for willful misconduct.

(g)    This Article VII shall continue to apply until the termination of the emergency (to be determined by the Board in its sole discretion).

(h)    The provisions of this Article VII shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 7.1(f) with regard to action taken prior to the time of such repeal or change.

Article VIII

Definitions

As used in these By-laws, the following terms have the meanings specified in this Article VIII.

“Acceptable Delivery Method” means delivery in writing to the Secretary by registered mail addressed to the Secretary at the principal executive offices of the Corporation, return receipt requested.

“affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“beneficially owned” (and its correlative terms) has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

“Competitor” means any entity that provides financial advisory, asset management or other products or services that compete with or are alternatives to the services provided by the Corporation or any affiliate thereof.

“Corporation Securities” means any capital stock or other securities of the Corporation or any affiliate thereof.

“Derivative Instrument” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Corporation Securities or the voting rights thereof or with a value derived in whole or in part from the value of any Corporation Securities or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Corporation Securities, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying Corporation Security.

“Group Company” means the Corporation, any holding company of the Corporation and any subsidiary of the Corporation or of any such holding company.

“Independence Standards” means any independence standards set forth in the rules and listing standards of the primary stock exchange upon which any Corporation Securities are traded, any applicable rules of the SEC, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on the audit committee, compensation committee or any other committee of the Board.

“Nominee Information” means, as to each person whom the Proposing Stockholder proposes to nominate for election or reelection to the Board:

(a)    the name, age, business address and residence address of such proposed nominee;

(b)    the principal occupation or employment of such proposed nominee;

(c)    the completed Questionnaire and the Representation and Agreement in the forms provided by the Corporation pursuant to Section 1.12(b) with respect to the proposed nominee;

(d)    (1) the class and series and number of Corporation Securities which are, directly or indirectly, owned beneficially or of record by such proposed nominee, (2) the nominee holder for, and number of, any shares owned beneficially but not of record by such proposed nominee, (3) the dates such Corporation Securities were acquired, (4) the investment intent of such acquisition, (5) evidence of such beneficial or record ownership, and (6) any Derivative Instruments or Short Interests owned, held or entered into by such proposed nominee;

(e)    whether such proposed nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Corporation’s equity securities are listed;

(f)    a description of all direct and indirect compensation, payment, reimbursement, indemnification and other monetary agreements, arrangements and understandings during the past three years, and any other relationships, between or among such proposed nominee, the Proposing Stockholder, any Stockholder Associated Person and any other person or persons (including their names) in connection with such proposed nominee’s nomination or service or action as a director, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Proposing Stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and such proposed nominee was a director or executive officer of such registrant;

(g)    details of any relationship between such proposed nominee and any person that would require disclosure on Schedule 13D as if such proposed nominee was required to file a Schedule 13D with respect to the Corporation; and

(h)    details of any position where such proposed nominee has served as an officer or director of any Competitor within the three years preceding the submission of the stockholder notice.

“person” means any individual, firm, partnership, limited liability company, trust, association, group, corporation (including not-for-profit) or other entity.

“Proposal Information” means as to any business (other than nomination of persons for election to the Board) the Proposing Stockholder proposes to bring before a meeting of stockholders pursuant to Section 1.2 or Section 1.12:

(a)    a brief description of the business desired to be brought before the meeting of stockholders;

(b)    the text of the proposal or business (including the complete text of any resolutions proposed to be presented for consideration and, in the event that such business includes a proposal to amend any incorporation document, including, but not limited to, the Certificate of Incorporation or these By-laws, the language of the proposed amendment);

(c)    the reasons for conducting such business at the meeting of stockholders (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC); and

(d)    a complete and accurate description of any material interest in such business of the Proposing Stockholder and any Stockholder Associated Persons, individually or in the aggregate, including any anticipated benefit to the Proposing Stockholder and any Stockholder Associated Persons therefrom.

“public disclosure” shall be deemed to include a disclosure made in a press release reported by a national news service, in a document filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.

“Proposing Stockholder” means any stockholder proposing nominations or other business to be brought before a meeting of stockholders pursuant to Section 1.2 or Section 1.12.

“Qualified Representative” of a stockholder means a person who is a duly authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to the Secretary to act for such stockholder as proxy at a specified meeting of stockholders. The Qualified Representative must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

“Questionnaire” means, as to each person whom a Proposing Stockholder proposes to nominate for election or reelection to the Board, a director’s and officers’ questionnaire in the form provided by the Corporation pursuant to Section 1.12(b) and signed by such proposed nominee.

“Representation and Agreement” means, in connection with any nomination or other business proposed by a Proposing Stockholder to be brought before a meeting of stockholders, written representations and agreements in the form provided by the Corporation pursuant to Section 1.12(b), and signed by, as applicable, the Proposing Stockholder, each proposed nominee and any other person by whom or on whose behalf the nomination or other proposal is being made that:

(a)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) will update and supplement the information described in Section 1.2 or Section 1.12, as applicable, from time to time to the extent necessary so that such information shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the applicable meeting and (y) as of the date that is the tenth business day prior to such meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary in accordance with an Acceptable Delivery Method not later than the fifth business day following the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be disclosed as of the record date) and not later than the eighth business day prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the tenth business day prior to the meeting or adjournment or postponement thereof);

(b)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) will provide to the Corporation such other information and certifications as it may reasonably request, including any information required or requested by the Corporation’s subsidiaries, or required, requested or expected by regulators;

(c)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(d)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) agrees to comply with all applicable law, rules and regulations in connection with the nomination, solicitation and election, as applicable (including Rule 14a-19 under the Exchange Act);

(e)    the proposed nominee will comply with the Corporation’s processes for evaluating any person being considered for nomination to the Board, including, at the reasonable request of the Nominating and Governance Committee of the Board, meet with the Nominating and Governance Committee to discuss matters relating to the nomination of such proposed nominee to the Board, including the information provided by such proposed nominee to the Corporation in connection with such person’s nomination and such proposed nominee’s eligibility to serve as a member of the Board;

(f)    the proposed nominee consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check;

(g)    the proposed nominee, if elected to serve as a member of the Board, (1) agrees to comply with applicable state and federal law (including applicable fiduciary duties under state law), the rules of any stock exchange on which any Corporation Securities are traded, and all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and (2) would be in compliance with any such policies and guidelines that have been publicly disclosed;

(h)    the proposed nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how the proposed nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could reasonably be expected to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with fiduciary duties under applicable law;

(i)    the proposed nominee (1) intends to serve the full term for which he or she is standing for election if nominated by the Board and elected by the stockholders, and (2) consents to being named in any proxy statement, associated proxy card or other proxy materials; and

(j)    the proposed nominee’s candidacy or, if elected, membership on the Board, would not violate applicable state or federal law or the rules of any stock exchange upon which any Corporation Securities are traded.

“Requesting Stockholder” means any stockholder of record that makes a Special Meeting Request.

“Short Interest” shall mean any agreement, arrangement, understanding or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Corporation Securities or manage risk with respect to any Corporation Securities, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Corporation Securities.

“Stockholder Associated Person” means as to any Proposing Stockholder or Requesting Stockholder (a) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (b) any beneficial owner of shares of capital stock of the Corporation on whose behalf the request, proposal or nomination is being made (other than a stockholder that is a depositary), (c) any affiliate or associate of such stockholder or any such beneficial owner, and (d) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder, beneficial owner or any Stockholder Associated Person in respect of any requests, proposals or nominations, as applicable.

“Stockholder Information” means as to any Proposing Stockholder or Requesting Stockholder:

(a)    whether such person is providing the notice at the request of a beneficial holder of any Corporation Securities;

(b)    the name and record address of such person and any of such person’s Stockholder Associated Persons (including, if applicable, as they appear on the Corporation’s books and records);

(c)    (1) the class and series and number of shares of Corporation Securities which are, directly or indirectly, owned beneficially or of record by such person or any of such person’s Stockholder Associated Persons, (2) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such person or any of such person’s Stockholder Associated Persons, (3) the dates such Corporation Securities were acquired, (4) the investment intent of such acquisition and (5) evidence of such beneficial or record ownership;

(d)    a complete and accurate description of all Derivative Instruments or Short Interests owned, held or entered into by such person or any of such person’s Stockholder Associated Persons;

(e)    a complete and accurate description of any agreement, arrangement or understanding pursuant to which such person or any of such person’s Stockholder Associated Persons has received any financial assistance, funding or other consideration from any other person with respect to the investment by such person in the Corporation;

(f)    any rights to dividends on any Corporation Securities owned beneficially or of record by such person or any of such person’s Stockholder Associated Persons, if any;

(g)    a complete and accurate description of any agreement, arrangement or understanding that has been made, the effect or intent of which is to increase or decrease the voting power of such person or any of such person’s Stockholder Associated Persons with respect to any Corporation Securities, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;

(h)    a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person or any of such person’s Stockholder Associated Persons may be entitled as a result of any increase or decrease in the value of any Corporation Securities, Derivative Instruments or Short Interest;

(i)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such person or any of such person’s Stockholder Associated Persons, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation Securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(j)    a complete and accurate description of all agreements, arrangements and understandings between or among (i) such person and any Stockholder Associated Persons or (ii) such person or any Stockholder Associated Persons and any other person (naming each such person) in connection with or related to the proposed nomination or other business to be brought at the meeting, including without limitation (A) any proxy, contract, arrangement, understanding or relationship pursuant to which such person has the right to vote any Corporation Securities; and (B) any other agreements that would be required to be disclosed by such person or any other person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person);

(k)    any material interest of such person or any of such person’s Stockholder Associated Persons in the proposed nomination or other business to be brought at the meeting;

(l)    to the extent known by such person or any beneficial owner on whose behalf such person is acting, the names and addresses of any other beneficial or record owners of Corporation Securities known to be supporting the proposed nomination or other business;

(m)    a complete and accurate description of any pending or to such person’s knowledge, threatened legal proceeding in which such person or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation;

(n)    a representation from such person as to whether such person or any beneficial owner on whose behalf such person is acting intends or is part of a group (providing the name and address of each participant)

which intends (i) to deliver a proxy statement to and/or form of proxy with holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each proposed nominee, (ii) otherwise to solicit proxies in support of such proposed nomination or other business, and/or (iii) to solicit the holders of the Corporation’s shares in accordance with Rule 14a-19 under the Exchange Act;

(o)    a representation from such person that such person (1) is, and will at the time of such meeting, be a holder of record of Corporation Securities entitled to vote at such meeting, that (2) intends to vote such Corporation Securities at such meeting, and (3) intends to appear in person at, or send a Qualified Representative to, such meeting to make such proposed nomination or present such other proposed business, as applicable, before such meeting; and

(p)    the completed Representation and Agreement in the form provided by the Corporation with respect to such person and any of such person’s Stockholder Associated Persons.